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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
PLC Systems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 18, 2005

        The 2005 Annual Meeting of Shareholders of PLC Systems Inc. ("PLC") will be held on Wednesday, May 18, 2005, at 10:00 a.m., local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038, to consider and act upon the following matters:

  1.
  To elect two Class III directors of PLC;

  2.
  To approve the 2005 Stock Incentive Plan;

  3.
  To ratify the selection by the Audit Committee of the Board of Directors of Vitale, Caturano & Co., Ltd. as PLC's registered public accounting firm for the fiscal year ending December 31, 2005; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 4, 2005 are entitled to notice of, and to vote at, the Annual Meeting and are cordially invited to attend the Annual Meeting. The stock transfer books of PLC will remain open for the purchase and sale of PLC's common stock.

By order of the Board of Directors,
Edward H. Pendergast Chairman of the Board

Franklin, Massachusetts
April 15, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

PROXY STATEMENT

        This proxy statement, or management proxy circular, is furnished in connection with the solicitation of proxies by the Board of Directors and management of PLC Systems Inc. ("PLC") for use at the 2005 Annual Meeting of Shareholders to be held on Wednesday, May 18, 2005, at 10:00 a.m. local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038 (the "Meeting"), and at any adjournment or adjournments of that Meeting.

        All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of 2005 Annual Meeting of Shareholders. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering to the Secretary of PLC a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Meeting that the shareholder intends to revoke the proxy and vote in person.

        Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder's behalf at the Meeting by inserting that other individual's name in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

        PLC's Annual Report for the year ended December 31, 2004 is being mailed to shareholders with the mailing of the Notice of 2005 Annual Meeting of Shareholders and this proxy statement on or about April 20, 2005.

        A copy of PLC's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written request to James G. Thomasch, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038. Exhibits will be provided upon request and payment of an appropriate processing fee.

Voting Securities and Votes Required

        On April 4, 2005, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 30,067,686 shares of common stock of PLC, no par value per share. Each share of common stock is entitled to one vote. Notice of the record date, as required by the Business Corporations Act of the Yukon Territory, was published in the Whitehorse Star newspaper on March 18, 2005.

        Under PLC's by-laws, two shareholders, or proxyholders representing two shareholders, holding not less than 10% of the outstanding shares of PLC entitled to vote at the Meeting shall constitute a quorum with respect to that matter at the Meeting. Shareholders of common stock present in person or represented by proxy (including "broker non-votes" and shareholders which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present. "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

        The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the election of directors, the approval of the 2005 Stock Incentive Plan, the ratification of the appointment of Vitale, Caturano & Co., Ltd. as PLC's registered public accounting firm for the fiscal year ending December 31, 2005 and the approval of each of the other matters, if any, to be voted upon.

        Shares that abstain from voting on a particular matter or shares that are "broker non-votes" will not be voted in favor of any particular matter described in this proxy statement and will also not be counted as votes cast or shares voting on such matter. As a result, abstentions and "broker non-votes" will have no effect on the voting on each matter described in this proxy statement.

ITEM NO. 1

ELECTION OF DIRECTORS

        PLC's Board of Directors currently consists of eight persons, divided into three classes serving staggered terms of three years. Currently there are three directors in Class I (whose terms expire at the Annual Meeting of Shareholders in 2007), three directors in Class II (whose terms expire at the Annual Meeting of Shareholders in 2006) and two directors in Class III (whose terms expire at this Meeting). Two Class III directors are to be elected at the Meeting. If elected, each of Mr. Dunn and Dr. Norton will hold office until the 2008 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

        In the event that any nominee for Class III director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

        Set forth below is the name of each member of the Board of Directors (including the nominees for election as Class III directors), his age, the date of the commencement of his term as a director of PLC, the positions and offices held by him, the Class of director in which he currently serves, the expiration of his term as a director, his principal occupation and business experience during the past five years and the names of other publicly-held companies of which he currently serves as a director.

        Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of April 4, 2005, appears below under the heading "Security Ownership of Certain Beneficial Owners and Management."

Name	Age	Date First Became a Director	Position	Class	Expiration of Term at Annual Meeting
Edward H. Pendergast	71	09/24/92	Chairman	II	2006
Donald E. Bobo, Jr.	43	05/24/01	Director	I	2007
Kevin J. Dunn	52	09/24/99	Director	III	2005
Benjamin L. Holmes	70	05/24/00	Director	II	2006
Alan H. Magazine	60	09/24/99	Director	II	2006
Brent Norton, M.D.	44	06/10/94	Director	III	2005
Robert I. Rudko, Ph.D.	62	04/14/92	Director and Chief Scientific Officer	I	2007
Mark R. Tauscher	52	12/17/99	Director, President and Chief Executive Officer	I	2007

        Edward H. Pendergast has served as Chairman of the Board of Directors since October 1998 and as a director since September 1992. Mr. Pendergast also served as PLC's interim President and Chief Executive Officer from September 1999 to December 1999 and Lead Outside Director from March 1995 to October 1998. In addition, Mr. Pendergast served as a director of PLC Medical Systems, Inc., a wholly-owned subsidiary of PLC, from its incorporation in 1989 until 1991. Since June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately-held management consulting firm. He also currently serves on the board of directors of several private companies. Mr. Pendergast is a certified public accountant.

        Donald E. Bobo, Jr. has served as a director of PLC since May 2001. Mr. Bobo currently serves as Vice President and General Manager, Mitral business unit, Percutaneous Valve Intervention Division of Edwards Lifesciences Corporation ("Edwards"). He has over 20 years of experience in the medical products and healthcare industries, where he has served in a variety of senior manager positions. Most recently, he served as Vice President, Corporate Strategy from December 2000 to February 2004. From July 1997 to December 2000, Mr. Bobo served as Director of Business Development of Edwards, and he was responsible for Edwards' TMR business initiative. From 1995 to July 1997, he served as a director within the Cardiovascular Group of Baxter Healthcare, overseeing the Access Products Business Unit. From 1993 to 1995, he served as the General Manager of the Non-Invasive Business Unit of InnerSpace Medical. Mr. Bobo received a B.S. degree in Mathematics from Bob Jones University and a M.S. degree in Engineering from the University of Southern California.

        Kevin J. Dunn has served as a director of PLC since September 1999. Mr. Dunn has served as President and Chief Executive Officer at Adams Harkness, an investment banking firm since January 2005. From September 2002 to January 2005, Mr. Dunn served as Managing Director of Adams Harkness. From June 1999 to June 2002, Mr. Dunn served as Senior Managing Director of SunTrust Robinson Humphrey. From 1984 to June 1999, Mr. Dunn served as Executive Vice President of Tucker Anthony Inc. Mr. Dunn received his M.B.A. degree from the University of Chicago Graduate School of Business and his B.A. degree from Harvard College.

        Benjamin L. Holmes has served as a director of PLC since May 2000. Since December 1994, Mr. Holmes has served as President of The Holmes, Co., a consulting firm that specializes in healthcare in the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as a director of Haemonetics Corporation, a medical device company, the UCLA Foundation and St. Luke's Wood River Medical Foundation.

        Alan H. Magazine has served as a director of PLC since September 1999. Since August 1999, Mr. Magazine has been an independent executive management consultant. From 1990 to May 1999, Mr. Magazine served as President of the Health Industry Manufacturers Association, a worldwide association for medical technology companies. Prior to that, Mr. Magazine was the President of the Foundation for American Economic Competitiveness and its operating arm, the Council on Competitiveness. Mr. Magazine serves as a director of Innotec Corp., a medical technology company. Mr. Magazine received his Ph.D. degree from the University of Maryland, his M.P.A. degree from Kent State University and his B.A. degree from Monmouth College (Illinois).

        Brent Norton, M.D. has served as a director of PLC since June 1994. Since 1992, Dr. Norton has served as President, Chief Executive Officer and a director of IMI International Medical Innovations Inc., a publicly-held predictive medicine company. Dr. Norton is an Advisory Council Member of the Richard Ivey School of Business MBA Biotech Program. Dr. Norton completed his medical training at McGill University and conducted post-graduate work in biomedical engineering at Ecole Polytechnique at the University of Montreal. Dr. Norton received his MBA degree from the Ivey School of Business, University of Western Ontario.

        Robert I. Rudko, Ph.D. has served as a director of PLC since 1992 and has served as Chief Scientific Officer of PLC since October 1993. He also served as acting Chief Executive Officer from February 1997 to August 1997. In addition, Dr. Rudko served as Chairman of the Board of Directors from April 1992 to October 1998 and President of PLC from April 1992 to October 1993. Dr. Rudko founded Laser Engineering, Inc., the predecessor to PLC Medical Systems, Inc., in 1981 and served as President from 1981 to October 1993. Previous to 1981, Dr. Rudko spent 14 years at Raytheon Corp. doing laser research. Dr. Rudko received his Ph.D. degree in electrical engineering from Cornell University.

        Mark R. Tauscher has served as President, Chief Executive Officer and a director of PLC since December 1999. Mr. Tauscher has also served as President, Chief Executive Officer and a director of PLC Medical Systems, Inc. since January 2001. Prior to joining PLC, from November 1998 to December 1999, Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical Systems, Medical Supplies. From May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard, Medical Supplies. Mr. Tauscher received his B.S. degree from Southern Illinois University.

Executive Officers of PLC

        Michael F. Adams, age 48, has served as Vice President of Quality Assurance and Regulatory Affairs of PLC Medical Systems, Inc. since October 2000. He has also served as the Company's Vice President of New Ventures since January 2004. From August 1999 to October 2000, Mr. Adams served as Vice President of Assurance Medical, Inc., a medical device company. From June 1998 to August 1999, Mr. Adams served as Vice President of Regulatory Affairs and Business Development for CardioTech International, a medical device company. Currently, Mr. Adams serves as a director of CardioTech International. Mr. Adams received his B.S. degree in Applied Chemistry from the University of Lowell (Massachusetts).

        Kenneth J. Luppi, age 44, has served as Vice President of Operations of PLC Medical Systems, Inc. since September 1997. Mr. Luppi served Acting Vice President of Operations from May 1997 to September 1997. Mr. Luppi was hired in August 1993 as PLC Medical Systems, Inc.'s Director of Service Operations. Prior to joining PLC Medical Systems, Inc., Mr. Luppi was employed as National Service Manager of Candela Laser Corporation, a medical laser company. Mr. Luppi received his B.S. degree in Biomedical Engineering from Boston University.

        Robert I. Rudko, Ph.D., see biography above.

        Mark R. Tauscher, see biography above.

        James G. Thomasch, age 45, has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of PLC since November 1999. In addition, Mr. Thomasch has served as Chief Financial Officer, Treasurer, Secretary and a director of PLC Medical Systems, Inc. since January 2001. From May 1996 to March 1999, Mr. Thomasch served as XRE Division President and Chief Operating Officer for Trex Medical Corporation, a medical device company. From October 1989 to May 1996, Mr. Thomasch served as Chief Financial Officer for both XRE Corporation and Angiographic Devices Corporation. Mr. Thomasch received his B.S. degree in Accounting from The Carroll School of Management of Boston College. Mr. Thomasch is a certified public accountant.

        Each executive officer serves at the discretion of the Board of Directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of the directors or executive officers of PLC.

        Each person who has served as a director or executive officer during the fiscal year ended December 31, 2004 has no substantial interest, direct or indirect, in any matter to be acted upon at the Meeting, other than the election of the Class III directors.

Board Determination of Independence

        Under applicable American Stock Exchange ("AMEX") rules, a director will only qualify as an "independent director" if, in the opinion of the Board of Directors, that person does not have a material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. PLC's Board of Directors has determined that none of Messrs. Bobo, Dunn, Holmes, Norton, Magazine and Pendergast has a material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 121A of the American Stock Exchange Company Guide.

Board Meetings

        The Board of Directors of PLC held ten meetings during the fiscal year ended December 31, 2004. All the directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served. PLC does not have a policy regarding director attendance at its Annual Meetings of Shareholders. At the 2004 Annual Meeting of Shareholders, all directors with the exception of Dr. Norton were in attendance.

Board Committees

        The Board of Directors has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Executive. Each of the Audit, Compensation and Nominating and Corporate Governance Committees operate under a charter that has been approved by the Board of Directors. Current copies of these charters are posted on the Corporate Governance section of PLC's website, www.plcmed.com.

        The Board of Directors has determined that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under AMEX rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Audit Committee

        The Audit Committee's responsibilities include:

    •
    appointing, approving the compensation of, and assessing the independence of PLC's registered public accounting firm;

    •
    overseeing the work of PLC's registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

    •
    reviewing and discussing with management and the registered public accounting firm PLC's annual and quarterly financial statements and related disclosures;

    •
    monitoring PLC's internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

    •
    overseeing PLC's internal audit function;

    •
    discussing PLC's risk management policies;

    •
    establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

    •
    preapproving all audit and non-audit services to be provided by the registered public accounting firm; and

    •
    preparing the audit committee report required by SEC rules (which is included in this proxy statement).

        The Board of Directors has determined that Mr. Pendergast is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

        The members of the Audit Committee are Messrs. Dunn and Pendergast and Dr. Norton. The Audit Committee met five times during 2004.

  Compensation Committee

        The Compensation Committee's responsibilities include:

    •
    annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

    •
    determining the CEO's compensation;

    •
    reviewing and approving, or making recommendations to the Board with respect to, the compensation of PLC's other executive officers;

    •
    overseeing and administering PLC's equity incentive plans; and

    •
    reviewing and making recommendations to the Board with respect to director compensation.

        The members of the Compensation Committee are Messrs. Holmes and Magazine and Dr. Norton. The Compensation Committee met four times during 2004.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

    •
    identifying individuals qualified to become Board members;

    •
    recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

    •
    reviewing and making recommendations to the Board with respect to management succession planning;

    •
    developing and recommending to the Board corporate governance principles; and

    •
    overseeing an annual evaluation of the Board.

        The members of the Nominating and Corporate Governance Committee are Messrs. Bobo, Holmes and Pendergast. The Nominating and Corporate Governance Committee met twice during 2004.

  Executive Committee

        The Executive Committee considers corporate and other matters that arise between meetings of the Board of Directors, as necessary. The members of the Executive Committee are Messrs. Pendergast, Dunn and Tauscher. The Executive Committee did not meet during 2004.

Director Candidates

        As of the date of this proxy statement, the Nominating and Corporate Governance Committee did not have a formal policy with regard to the consideration of director candidates recommended by shareholders. The Board of Directors does not feel a formal policy is necessary as the Nominating and Corporate Governance Committee does consider director nominees recommended by shareholders. There has been no change in the procedure by which shareholders may recommend nominees to the Board of Directors. The names of such nominees should be addressed to Nominating and Corporate Governance Committee, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038.

        No shareholder has submitted names of director nominees for consideration at the Meeting.

Communicating with the Independent Directors

        The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of PLC's Chief Financial Officer, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.

        Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed PLC's audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with PLC's management and with Ernst & Young LLP, PLC's registered public accounting firm for such fiscal year.

        The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires PLC's registered public accounting firm to discuss with PLC's Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with Ernst & Young their independence from PLC.

        Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to PLC's Board of Directors that the audited financial statements be included in PLC's Annual Report on Form 10-K for the year ended December 31, 2004. Subject to ratification by shareholders at the Annual Meeting, the audit committee has appointed Vitale Caturano & Co., Ltd. as its registered public accounting firm for 2005.

        By the Audit Committee of the Board of Directors of PLC Systems Inc.

Kevin J. Dunn, Chairman Brent Norton, M.D. Edward H. Pendergast

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee of PLC's Board of Directors has furnished the following report on executive compensation during the fiscal year ended December 31, 2004.

        The Compensation Committee believes that the primary objectives of PLC's compensation policies are to attract and retain a management team that can effectively implement and execute PLC's strategic business plan. These compensation policies include: (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) recognition of individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet PLC's performance goals; and (iv) long-term incentive compensation in the form of stock options and other long-term equity compensation to encourage management to continue to focus on shareholder return. The Compensation Committee reviews its compensation policies from time to time in order to determine the reasonableness of PLC's compensation programs and to consider factors unique to PLC.

  Executive Officer Compensation

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared to the compensation packages of companies that compete with PLC for prospective employees. The compensation program for executive officers consists of three elements: (i) base salary, which is set on an annual basis; (ii) annual incentive compensation in the form of cash bonuses, which is based on PLC's achievement of predetermined financial, operational and strategic objectives and the executive officer's achievement of his individual objectives; and (iii) long-term incentive compensation in the form of stock options, which are granted when the executive officer joins PLC and from time to time thereafter in order to align the executive officer's long-term interests with those of the shareholders and to encourage the executive officer to achieve superior results over an extended period.

  Base Salary

        Base salaries for executive officers are determined annually by reviewing three key areas: (i) the pay practices of companies of similar size, market capitalization and industry; (ii) the skills and performance level of the individual executive relative to targeted performance criteria; and (iii) PLC's financial performance.

  Bonus Compensation

        Bonus compensation is based on PLC's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attaining defined program milestones, the Compensation Committee also awards bonuses based on the financial performance of key segments of PLC's business. Bonuses are awarded on an annual basis.

  Long-Term Incentive Compensation

        The Compensation Committee believes that stock options are an excellent long-term incentive for executives that align executive and shareholder interests and assist in retention of key executive officers and employees. In addition, such stock options allow the executive officers to share in any appreciation in the value of PLC's common stock.

        When determining stock option awards, the Compensation Committee considers the executive's current contributions to PLC's performance, his position and level of seniority at PLC, his experience, his existing stock ownership, his previous stock option grants, the vesting schedules of his outstanding options, PLC's current stock price and the chief executive officer's recommendation.

        It is PLC's policy to grant to all executive officers at the time they commence employment with PLC an initial stock option comparable to options granted to executive officers of similar seniority at other medical device and biotechnology companies. In addition, the Compensation Committee also may grant stock options based on the individual's performance throughout the year. In granting such stock options, the Compensation Committee considers the individual's contributions to PLC's financial, operational and strategic objectives.

        In August 2002, PLC offered to all of its domestic full-time and part-time employees and the full-time and part-time employees of its domestic subsidiary, PLC Medical Systems, Inc., the opportunity to request that PLC exchange any or all of the employees' eligible outstanding stock options for replacement stock options to be granted at least six months and one day after the cancellation of the old options. PLC promised to grant replacement options to purchase one share of common stock for every one option share surrendered, at an exercise price equal to the closing price of its common stock as quoted on AMEX on the date the replacement options were granted. Only options with an exercise price of $0.75 or more per share under certain of PLC's option plans were eligible to participate in this option exchange program. PLC granted 999,345 replacement options to its participating employees on March 26, 2003 at an exercise price equal to $0.45.

        All of PLC's executive officers, with the exception of Mr. Adams, whose options were priced below $0.75 and therefore were ineligible to be exchanged, chose to participate in the option exchange program. The following table sets forth each option held by PLC's executive officers that was repriced under this program:

Name	Date	Number of Securities Underlying Options/SARS Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)(1)	Exercise Price at Time of Repricing or Amendment ($)(2)	New Exercise Price($)	Length of Original Option Term Remaining at Date of Repricing or Amendment(3)
Mark R. Tauscher President, Chief Executive Officer and Director	03/26/03	350,000	0.45	2.00	0.45	7 Yrs/3 Mos
Kenneth J. Luppi Vice President of Operations	03/26/03 03/26/03 03/26/03 03/26/03 03/26/03 03/26/03	15,000 7,500 5,000 20,000 10,000 4,500	0.45 0.45 0.45 0.45 0.45 0.45	1.375 2.00 2.00 5.1875 5.1875 5.1875	0.45 0.45 0.45 0.45 0.45 0.45	7 Yrs/10 Mos 7 Yrs/3 Mos 7 Yrs/3 Mos 4 Yrs/8 Mos 2 Yrs/10 Mos 6 Yrs/0 Mos
Robert I. Rudko, Ph.D. Chief Scientific Officer	03/26/03 03/26/03	54,200 18,700	0.45 0.45	3.69 3.69	0.45 0.45	2 Yrs/5 Mos 2 Yrs/5 Mos
James G. Thomasch Sr. Vice President of Finance and Administration, Chief Financial Officer and Treasurer	03/26/03 03/26/03 03/26/03	5,000 15,000 125,000	0.45 0.45 0.45	2.00 1.844 2.46875	0.45 0.45 0.45	7 Yrs/3 Mos 7 Yrs/7 Mos 7 Yrs/1 Mos

(1)
Reflects the closing price of PLC's common stock as quoted on AMEX on March 26, 2003, the date that the replacement options were granted.

(2)
Reflects the exercise price of the original options surrendered on September 25, 2002.

(3)
Reflects the length of the option term remaining as of September 25, 2002, when the original options were surrendered.

        Senior management also participates in company-wide employee benefit plans, including PLC's 401(k) Plan. Benefits under these plans are not dependent upon the individual's performance.

  Chief Executive Officer's Compensation

        Mr. Tauscher joined PLC as its Chief Executive Officer and President in December 1999. Mr. Tauscher's salary in 2004 was based on a variety of factors, including those described above, and a comparison of the compensation of the chief executive officers of comparable companies in the industry. Mr. Tauscher did not participate in any decisions regarding his own compensation. Effective January 1, 2005, the Compensation Committee approved the following compensation for Mr. Tauscher: an annual base salary of $278,486, a monthly car allowance of $1,000, and a yearly incentive bonus up to 50% of his base salary based upon defined financial and program objectives.

  Tax Considerations

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for certain compensation in excess of one million dollars paid to the corporation's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under its plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under such plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of PLC and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

        By the Compensation Committee of the Board of Directors of PLC.

Benjamin L. Holmes, Chairman Alan H. Magazine Brent Norton, M.D.

Compensation Committee Interlocks and Insider Participation

        All decisions regarding the compensation of our executive officers for the fiscal year ended December 31, 2004 were made by our Compensation Committee, consisting of Messrs. Holmes and Magazine and Dr. Norton. No member of the Compensation Committee was at any time during 2004, or formerly, an officer or employee of PLC or any subsidiary of PLC. No member of the Compensation Committee had any relationship with PLC requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

        No executive officer of PLC has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of PLC.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth as of April 4, 2005 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and named executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to PLC's knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage Ownership
5% Shareholders:
Edwards Lifesciences Corporation(1)(2) One Edwards Way Irvine, California 92614	6,333,333	20.4%
Fred Kayne(3) c/o Fortune Financial 1800 Avenue of the Stars, Suite 310 Los Angeles, California 90067	3,074,800	10.2
Directors and Named Executive Officers:
Michael F. Adams(4)	208,344	*
Donald E. Bobo, Jr.	—	—
Kevin J. Dunn(5)	70,000	*
Benjamin L. Holmes(6)	75,000	*
Kenneth J. Luppi(7)	216,677	*
Alan H. Magazine(8)	67,000	*
Brent Norton, M.D.(9)	105,500	*
Edward H. Pendergast(10)	341,492	1.1
Robert I. Rudko, Ph.D.(11)	1,270,835	4.2
Mark R. Tauscher(12)	872,402	2.8
James G. Thomasch(13)	467,000	1.5
All executive officers and directors as group (11 persons)(14)	3,694,250	11.4

*
Less than 1%.

(1)
Based on information provided to PLC by Edwards and includes 1,000,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of April 4, 2005.

(2)
Pursuant to a Shareholders Agreement dated as of January 9, 2001, as amended, by and between Edwards and PLC, Edwards is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in certain circumstances, as further discussed under the heading "Certain Relationships and Related Transactions" set forth below.

(3)
This information is based on the Schedule 13G of Fred Kayne filed with the Securities and Exchange Commission on February 11, 2003 and includes 576,000 shares of common stock held by FF Industries, Inc., of which Fred Kayne is the sole shareholder.

(4)
Includes 80,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

(5)
Includes 65,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

(6)
Includes 65,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

(7)
Includes 211,610 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

(8)
Includes 65,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

(9)
Includes 105,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

(10)
Includes 267,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

(11)
Includes 173,973 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005. This amount also includes 84,762 shares held of record by Dr. Rudko's spouse.

(12)
Includes 738,334 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

(13)
Includes 465,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

(14)
Includes 2,236,417 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 4, 2005.

Compensation of Directors

        Each non-employee director of PLC other than the Chairman of the Board receives $12,000 per year and the Chairman of the Board receives $24,000 per year, paid in quarterly installments. In addition, non-employee directors other than the Chairman of the Board who serve as chairman of a committee, or who serve on more than one committee, receive an additional $500 per quarter. PLC reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

        PLC grants stock options to its non-employee directors. Generally, new non-employee directors receive an initial grant of an option to purchase 30,000 shares of PLC's common stock that vests in installments over three years. Effective May 19, 2004, once the initial grant has fully vested, non-employee directors other than the Chairman of the Board receive an annual grant of an option to purchase 15,000 shares of PLC's common stock. The Chairman of the Board receives an annual grant of an option to purchase 30,000 shares of PLC's common. All such options have an exercise price equal to the fair market value of the common stock on the date of grant and generally will either vest immediately or in four equal quarterly installments as determined by the Board of Directors. The grants of options to non-employee directors discussed above do not apply to Mr. Bobo because he is a director as a result of PLC's transaction with Edwards.

        The following table sets forth information with respect to the compensation, exclusive of reimbursed out-of-pocket expenses, received by the directors of PLC for their service during the fiscal year ended December 31, 2004.

Name	Annual Director Compensation($)	Number of Shares Underlying Option Granted(#)	Date of Option Grant	Exercise Price of Option($)	Expiration Date of Option	Price Range of Shares 30 Days Prior to Option Grant($)(1)
Donald E. Bobo, Jr.	—	—	—	—	—	—
Kevin J. Dunn	16,000	15,000	05/19/04	0.81	05/18/14	0.75 - 1.35
Benjamin L. Holmes	16,000	15,000	05/19/04	0.81	05/18/14	0.75 - 1.35
Alan H. Magazine	12,000	15,000	05/19/04	0.81	05/18/14	0.75 - 1.35
Brent Norton, M.D.	14,000	15,000	05/19/04	0.81	05/18/14	0.75 - 1.35
Edward H. Pendergast	24,000	30,000	05/19/04	0.81	05/18/14	0.75 - 1.35
Robert I. Rudko, Ph.D.(2)	—	—	—	—	—	—
Mark R. Tauscher(3)	—	—	—	—	—	—

(1)
Consists of the high and low trading price of PLC's common stock on AMEX during the 30-day period prior to the date of grant of the options, respectively.

(2)
As an employee director, Dr. Rudko is not eligible to receive either compensation or an annual stock grant for service in his capacity as a director. Stock option grants made during the fiscal year ended December 31, 2004 to Dr. Rudko for his service as Chief Scientific Officer of PLC are enumerated below under the caption "Executive Compensation—Option Grants."

(3)
As an employee director, Mr. Tauscher is not eligible to receive compensation or an annual stock grant for service in his capacity as a director. Stock option grants made during fiscal year ended December 31, 2004 to Mr. Tauscher for his service as Chief Executive Officer of PLC are enumerated below under the caption "Executive Compensation—Option Grants."

Executive Compensation

  Summary Compensation Table

        The following table sets forth certain information concerning the compensation for each of the last three fiscal years of PLC's chief executive officer and its other four executive officers. PLC refers to these individuals as the Named Executive Officers. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options/SARs(#)	All Other Compensation($)
	Year	Salary($)	Bonus($)
Mark R. Tauscher President, Chief Executive Officer and Director	2004 2003 2002	270,375 262,500 262,500	57,646 89,937 94,638	130,000 400,000 —	12,000 12,000 12,000	(1) (1) (1)
Michael F. Adams Vice President of Quality Assurance and Regulatory Affairs and New Ventures	2004 2003 2002	160,000 160,000 160,000	20,468 32,891 34,610	80,000 30,000 —	6,000 6,000 3,692	(1) (1) (1)
Kenneth J. Luppi Vice President of Operations	2004 2003 2002	139,111 135,059 135,059	17,796 27,764 29,215	80,000 92,000 —	6,000 6,000 6,000	(1) (1) (1)
Robert I. Rudko, Ph.D. Chief Scientific Officer	2004 2003 2002	192,500 192,500 192,500	24,625 6,595 —	50,000 117,900 —	6,000 25,587 28,875	(1) (2) (3)
James G. Thomasch Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	2004 2003 2002	169,744 164,800 164,800	28,952 45,171 47,532	125,000 195,000 —	12,000 12,000 12,000	(1) (1) (1)

(1)
Consists of cash car allowance.

(2)
Consists of a $24,433 cash allowance for personal benefit plans and a $1,154 cash car allowance.

(3)
Consists of a $28,875 cash allowance for personal benefit plans.

  Option Grants

        The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2004 to each of the Named Executive Officers. No stock appreciation rights were granted during the fiscal year.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		Percent of Total Options/SARs Granted to Employees in Fiscal Year 2004(%)(1)
	Number of Securities Underlying Options/SARs Granted
				Exercise or Base Price Per Share ($)(2)		Price Range of Securities During 30 Days Prior to Grant($)(3)
			Grant Date		Expiration Date
							5%($)	10%($)
Mark R. Tauscher	130,000	14	05/19/04	0.81	05/18/14	0.75-1.35	66,223	167,821
Michael F. Adams	80,000	9	05/19/04	0.81	05/18/14	0.75-1.35	40,752	103,275
Kenneth J. Luppi	80,000	9	05/19/04	0.81	05/18/14	0.75-1.35	40,752	103,275
Robert I. Rudko, Ph.D.	50,000	5	05/19/04	0.81	05/18/14	0.75-1.35	25,470	64,547
James G. Thomasch	125,000	13	05/19/04	0.81	05/18/14	0.75-1.35	63,676	161,366

(1)
PLC granted options to purchase 927,000 shares of common stock to its employees and the employees of its subsidiaries during the fiscal year ended December 31, 2004.

(2)
The exercise price was equal to the closing price of PLC's common stock on AMEX. These options vested immediately upon grant.

(3)
Consists of the high and low trading prices of PLC's common stock on AMEX during the 30-day period prior to the date of grant of the options, respectively.

(4)
The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent PLC's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the fair market value on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

  Options Exercised

        The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 2004 by each Named Executive Officer and the number and value of unexercised options held by each Named Executive Officer as of December 31, 2004. Mr. Adams was the only Named Executive Officer who exercised stock options in 2004.

				Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
	Shares Acquired on Exercise(#)		Value Realized($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Tauscher	—		—	680,000	150,000	$138,812	$43,000
Michael F. Adams	158,334	(2)	105,853	80,000	—	$—	$—
Kenneth J. Luppi	—		—	199,389	41,444	$29,449	$9,291
Robert I. Rudko, Ph.D.	—		—	161,824	54,301	$27,870	$8,262
James G. Thomasch	—		—	439,167	83,333	$71,861	$20,333

(1)
Based on the closing sale price of PLC's common stock on December 31, 2004 ($0.79) as reported by AMEX, less the option exercise price.

(2)
These shares were acquired on March 15, 2004 and March 16, 2004. The high and low trading prices of PLC's common stock for the 30 days prior to March 15, 2004 were $1.25 and $2.00, respectively.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        PLC has arrangements with its Named Executive Officers to compensate them in the event of termination of employment (resignation, retirement, and/or change in control) or change in responsibilities following a change in control of PLC.

  Tauscher Employment Agreement

        An employment agreement was entered into in December 1999 between PLC and Mr. Tauscher providing for an annual base salary of not less than $250,000 and an annual bonus targeted at 50% of his salary (however, his bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year's bonus plus the continuation of any other benefits available to Mr. Tauscher and his family on his last day of service for a period of 18 months if Mr. Tauscher's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Tauscher following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Franklin, Massachusetts.

  Thomasch Employment Agreement

        An employment agreement was entered into in November 1999 between PLC and Mr. Thomasch providing for an annual base salary of not less than $160,000 and an annual bonus of up to 40% of his salary based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Thomasch of 100% of his highest annualized base salary plus bonus during the preceding three-year period plus the continuation of any other benefits available to Mr. Thomasch and his family on his last day of service for a period of 12 months if Mr. Thomasch's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Thomasch following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 30 miles from Franklin, Massachusetts.

Rudko Employment Agreement

        An employment agreement was entered into in October 2003, and later amended on March 15, 2005, between PLC and Dr. Rudko providing for an annual base salary of $192,500 and an annual bonus under any discretionary bonus programs that PLC may establish and make available to PLC's vice presidents. This agreement also provides for a retention bonus of $150,000 to be paid to Dr. Rudko in three equal annual installments, the first of which was made on October 1, 2004, and the final two of which will be made on October 1, 2005 and October 1, 2006; provided, however, that Dr. Rudko will only be eligible to receive any scheduled installment of the retention bonus if he is actively employed by PLC on the scheduled date of payment. Dr. Rudko is required within ten days of his receipt of each retention bonus installment to repay a portion of the loans originally made to him by PLC in October 1991 and March 1992, which loans are expected to be fully paid following receipt of the third installment of the retention bonus.

        The agreement further provides for certain severance benefits payable to Dr. Rudko. Specifically, for each of the forty-eight months following the execution of the agreement that Dr. Rudko remains employed by PLC on a full-time basis, PLC will allocate $8,020, less all applicable taxes and withholdings, towards the total potential severance pay (the "Potential Severance Pay") for which he will be eligible upon the termination of his employment with PLC for any reason, other than by PLC for Cause (as defined in the agreement), provided that, following his termination, Dr. Rudko signs a severance agreement and release of claims drafted by PLC. If Dr. Rudko works for PLC on a less than full-time basis at any time during his employment, or if he takes a leave of absence from PLC for any reason, but PLC continues to pay his base salary as if he continued to work on a full-time basis during such period, PLC's allocation towards the Potential Severance Pay will be reduced proportionally to account for his reduced work schedule or absence. Further, if Dr. Rudko works for PLC on a less than full time basis at any time during his employment, or if he takes a leave of absence from PLC for any reason, and PLC reduces his base salary in proportion to his reduced schedule during such period, PLC will allocate towards the Potential Severance Pay the amount it would have allocated had he worked full-time during such period.

        If Dr. Rudko's employment is terminated by him or PLC for any reason other than by the PLC for Cause on or after the date four years following Dr. Rudko's execution of the agreement (the "Fourth Anniversary Date"), he will receive as severance pay the gross amount previously allocated by PLC towards the Potential Severance Pay. If Dr. Rudko's employment is terminated prior to the Fourth Anniversary Date, either by PLC without Cause or by him for Good Reason (as defined in the agreement), he will receive as severance pay all amounts previously allocated by PLC towards the Potential Severance Pay, plus the amount that would have been allocated between the date his employment is terminated and the Fourth Anniversary Date had he remained employed by PLC during such period. If Dr. Rudko chooses to terminate his employment prior to the Fourth Anniversary Date for any reason other than Good Reason, he will receive as severance pay only the amount previously allocated by PLC towards the Potential Severance Pay. Dr. Rudko will not be eligible to receive any severance pay if his employment is terminated at any time by PLC for Cause.

        Should PLC terminate Dr. Rudko's employment on or before October 1, 2006 other than for Cause, and provided that: (i) he immediately resigns from any offices or directorships of PLC he may hold at the time of termination; (ii) he has fulfilled all of his obligations with respect to loan repayments; and (iii) following his termination he signs a severance agreement and release of claims drafted by PLC, PLC will, in addition to any Potential Severance Pay for which he may be eligible, pay Dr. Rudko an extra severance payment according to the following schedule: $100,000 if he is terminated prior to October 1, 2005; or $50,000 if he is terminated between October 2, 2005 and October 1, 2006.

        Any severance pay is subject to all applicable taxes and withholdings, and may never exceed $385,000 gross plus the applicable amount contemplated as an extra severance payment as discussed in the immediately preceding paragraph. Any severance pay that Dr. Rudko may receive will be paid in equal monthly installments over the twenty-four month period following the termination of his employment. PLC will have the right to set off against any severance pay that he may become eligible to receive any amounts he borrowed from or may otherwise owe to PLC.

  Adams and Luppi Severance Arrangements

        Pursuant to resolutions adopted by the Board of Directors of PLC on December 19, 2001, Mr. Adams and Mr. Luppi are entitled to receive payments equal to 26 weeks of base salary in the event that they are terminated within one year of the date of a change in control of PLC.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under PLC's equity compensation plans as of December 31, 2004:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders(2)	2,635,863	$1.28	456,828	(3)
Equity compensation plans not approved by security holders(4)	3,534,559	$2.36	43,425

Total	6,170,422	$1.90	500,253

(1)
In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2004, 110,750 shares under the 2000 Equity Plan may instead be issued in the form of restricted stock, stock appreciation rights or other equity-based awards.

(2)
Consists of the following equity compensation plans: (i) 1993 Formula Stock Option Plan, (ii) 1993 Stock Option Plan, (iii) 1995 Stock Option Plan, (iv) 2000 Employee Stock Purchase Plan, as amended (the "2000 ESPP"), and (v) 2000 Equity Incentive Plan.

(3)
Includes 26,423 shares issuable under the 2000 ESPP that are issuable in connection with the current offering period which ends on May 31, 2005. This number assumes that the purchase price for shares purchasable during this offering period will be 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the price of the common stock is less than $0.76, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares issuable could be greater.

(4)
Consists of the following equity compensation plans and arrangements: (i) 1997 Executive Stock Option Plan (the "1997 Plan"), (ii) 2000 Non-Statutory Stock Option Plan (the "2000 Plan"), (iii) 2000 Non-Qualified Performance and Retention Equity Plan (the "2000 Retention Plan"), (iv) Warrant to Purchase Common Stock issued to Edwards Lifesciences Corporation for the right to receive 1,000,000 shares of common stock at an exercise price of $2.50 per share, which expired in January 2005 unexercised, (v) Warrant to Purchase Common Stock issued to Edwards Lifesciences Corporation for the right to receive 1,000,000 shares of common stock at an exercise price of $3.50 per share, which expires in January 2006, and (vi) Warrant to Purchase Common Stock issued to Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated, for the right to receive 100,000 shares of common stock at an exercise price of $1.00 per share, which expires in January 2006.

Equity Compensation Plans Not Approved by Shareholders

        Presently, PLC grants stock option awards under three equity compensation plans that were not approved by shareholders—the 1997 Plan, the 2000 Plan and the 2000 Retention Plan. The following descriptions of the material terms of the plans are qualified in their entirety by reference to the 1997 Plan, the 2000 Plan and the 2000 Retention Plan. If the 2005 Plan is approved (proposal number 2 in this proxy statement), no further issuances would be made under these plans.

  1997 Executive Stock Option Plan

        General.    In August 1997, the Board of Directors adopted the 1997 Plan as a means to promote the interests of PLC by allowing the Board of Directors to grant non-statutory stock options as an inducement to obtain and retain the services of a new Chief Executive Officer. The 1997 Plan was later amended to permit the grant of non-statutory stock options to certain officers, directors and key employees. Under the 1997 Plan, as amended, PLC is currently authorized to grant non-statutory stock options to purchase an aggregate of 1,000,000 shares of common stock. As of March 31, 2005, options to purchase 996,575 shares of common stock were outstanding under the 1997 Plan.

        The Board of Directors presently administers the 1997 Plan. The Board of Directors has the authority to grant options and to construe the 1997 Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the 1997 Plan as it deems desirable.

        Eligibility.    The 1997 Plan, as amended, provides that non-statutory stock options may be granted to certain of PLC's officers, directors and key employees.

        Terms and Conditions.    The Board of Directors may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise of each option. The exercise price of the options will not be less than the fair market value of such shares at the time the option is granted. The option term cannot exceed ten years.

        Amendment and Termination.    The Board of Directors may, in its discretion, amend, modify or terminate the 1997 Plan or any part it; however, no such amendment, modification or termination may impair the rights of any option holder without the consent of the option holder. Options may not be granted under the 1997 Plan after August 15, 2007, and the 1997 Plan will terminate when all options granted or to be granted are no longer outstanding.

        Changes in Capital Structure.    In the event of a stock dividend, stock split, combination, recapitalization or similar event, the number of shares authorized for issuance under the 1997 Plan, the outstanding options and the exercise price of such options will be adjusted proportionately.

        In the event of an acquisition (as defined in the 1997 Plan), the Board of Directors will, with respect to outstanding options, take one of the following actions: (i) provide that equivalent options of the successor entity will be substituted for such options, (ii) accelerate the date of exercise of such options, (iii) upon written notice to the option holder, provide that all options will be exercised, to the extent exercisable, within a specified number of days, at the end of which period the options will terminate, or (iv) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent exercisable) over the exercise price thereof.

  2000 Non-Statutory Stock Option Plan

        General.    In October 2000, the Board of Directors adopted the 2000 Plan to advance the interests of PLC's shareholders by enhancing PLC's ability to retain and motivate persons who make (or are expected to make) important contributions to PLC by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of PLC's shareholders. Under the 2000 Plan, PLC is authorized to grant non-statutory stock options to purchase an aggregate of 317,672 shares of common stock. As of March 31, 2005, options to purchase 257,984 shares of common stock were outstanding under the 2000 Plan. The maximum number of shares of common stock with respect to which options may be granted to any one participant under the 2000 Plan is 100,000 shares per calendar year. No participant may be granted options to purchase a number of shares of common stock in excess of 25% of the number of shares of common stock issuable upon the exercise of options held by that participant as of October 21, 2000.

        The Board of Directors presently administers the 2000 Plan. The Board of Directors has the authority to grant options and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan as it deems advisable. The Board of Directors may delegate the power to make awards to one or more of PLC's executive officers, provided that the Board of Directors fixes the maximum number of shares subject to options and the maximum number of shares for any one participant to be made by such executive officers. The Board of Directors may delegate any or all of its powers to one or more committees or subcommittees of the Board of Directors.

        Eligibility.    The 2000 Plan provides that non-statutory stock options may be granted to any of PLC's employees.

        Terms and Conditions.    The Board of Directors may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise of each option. The exercise price at the time of option grant may not be less than 100% of the fair market value of the common stock, as determined by the Board of Directors at the time the option is granted. The option term cannot exceed ten years.

        Amendment and Termination.    The Board of Directors may amend, alter, suspend or terminate the 2000 Plan or any portion thereof at any time. The 2000 Plan is effective for a term of ten years, but options previously granted may extend beyond that date.

        Changes in Capital Structure.    In the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar event, the per-participant limit, the number and class of securities authorized for issuance under the 2000 Plan and the outstanding options and the exercise price of such options will be adjusted proportionately.

        In the event of a reorganization event (as defined in the 2000 Plan) that is not or will not result in an acquisition event (as defined in the 2000 Plan), the Board of Directors will provide that all outstanding options will be assumed or equivalent options will be substituted by the succeeding corporation. If the succeeding corporation does not agree to assume or substitute for such options, the Board of Directors will provide that all unexercised options will become exercisable in full as of a specified time prior to the reorganization event and will terminate immediately prior to the consummation of the reorganization event; provided, however, if the reorganization event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options. In the event of an acquisition, regardless of whether such acquisition event also constitutes a reorganization event, all unexercised options will become exercisable in full as of a time specified by the Board of Directors prior to the consummation of the acquisition event and will terminate immediately prior to such acquisition event; provided, however, if the acquisition event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options.

  2000 Non-Qualified Performance and Retention Equity Plan

        General.    In November 2000, the Board of Directors adopted the 2000 Retention Plan to advance the interests of PLC's shareholders by enhancing PLC's ability to retain and motivate persons who make (or are expected to make) important contributions to PLC by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of PLC's shareholders. Under the 2000 Retention Plan, PLC is currently authorized to grant non-statutory stock options to purchase an aggregate of 400,000 shares of common stock. The maximum number of shares of common stock with respect to which options may be granted to any one participant under the 2000 Retention Plan is 100,000 shares per calendar year. As of March 31, 2005, options to purchase 180,000 shares of common stock were outstanding under the 2000 Retention Plan.

        The Board of Directors presently administers the 2000 Retention Plan. The Board of Directors has the authority to grant options and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Retention Plan as it deems advisable. The Board of Directors may delegate the power to make awards to one or more of PLC's executive officers, provided that the Board of Directors fixes the maximum number of shares subject to options and the maximum number of shares for any one participant to be made by such executive officers. The Board of Directors may delegate any or all of its powers to one or more committees or subcommittees of the Board of Directors.

        Eligibility.    The 2000 Retention Plan provides that non-statutory stock options may be granted to any of PLC's employees.

        Terms and Conditions.    The Board of Directors may grant options to purchase common stock and determine the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise of each option. The option term cannot exceed ten years.

        Amendment and Termination.    The Board of Directors may amend, alter, suspend or terminate the 2000 Retention Plan or any portion thereof at any time. The 2000 Retention Plan is effective for a term of ten years, but options previously granted may extend beyond that date.

        Changes in Capital Structure.    In the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar event, the per-participant limit, the number and class of securities authorized for issuance under the 2000 Retention Plan and the outstanding options and the exercise price of such options will be adjusted proportionately.

        In the event of a reorganization event (as defined in the 2000 Retention Plan) that is not or will not result in an acquisition event (as defined in the 2000 Retention Plan), the Board of Directors will provide that all outstanding options will be assumed or equivalent options will be substituted by the succeeding corporation. If the succeeding corporation does not agree to assume or substitute for such options, the Board of Directors will provide that all unexercised options will become exercisable in full as of a specified time prior to the reorganization event and will terminate immediately prior to the consummation of the reorganization event; provided, however, if the reorganization event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options. In the event of an acquisition, regardless of whether such acquisition event also constitutes a reorganization event, all unexercised options will become exercisable in full as of a time specified by the Board of Directors prior to the consummation of the acquisition event and will terminate immediately prior to such acquisition event; provided, however, if the acquisition event involves a cash payment to holders of common stock in exchange for their shares of common stock, then the Board of Directors may provide that all outstanding options will terminate upon consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which the cash payment per share of common stock paid to the holder of common stock multiplied by the number of shares of common stock subject to outstanding options (whether or not exercisable), exceeds the aggregate exercise price of such options.

Principal Accountant Fees and Services

        The following table summarizes the fees of Ernst & Young LLP, our registered public accounting firm for 2004, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2004	2003
Audit Fees(1)	$110,703	$104,990
Audit Related Fees(2)	$—	$3,280
Tax Fees(3)	$38,678	$33,364
All Other Fees(4)	$—	$—

Total Fees	$149,381	$141,634

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees for 2004 include an estimate of amounts not yet billed.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." In 2003, these services related to accounting consultations on internal controls.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of corporate tax returns, accounted for $23,698 of the total tax fees paid for 2004 and $33,364 of the total tax fees paid for 2003. Tax advice and tax planning services relate to assistance with general tax matters, tax audits and employee benefits.

(4)
There were no fees billed in 2004 or 2003 other than those classified as Audit Fees, Audit-Related Fees or Tax Fees.

  Pre-Approval Policy and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by PLC's registered public accounting firm. This policy generally provides that PLC will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to PLC by its registered public accounting firm during the next 12 months. Any such pre-approval must be detailed as to the particular service or type of services to be provided and must also be generally subject to a maximum dollar amount.

        The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to PLC by its registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority must be reported on at the next meeting of the Audit Committee.

Comparative Stock Performance

        The following graph compares the cumulative total return to shareholders of PLC's common stock for the period from December 31, 1999 through December 31, 2004, with the cumulative total return over such period of (i) the American Stock Exchange Index (the "AMEX Market Index") and (ii) an index of medical instrument and supply companies compiled by CoreData, Inc., formally known as Media General Financial Services, Inc. (the "CoreData Group Index"). The graph assumes the investment of $100 in PLC's common stock, and assumes that all dividends are reinvested. The performance shown is not necessarily indicative of future performance. PLC's common stock traded on the Nasdaq National Market from March 3, 1992 to September 16, 1992. PLC's common stock began trading on AMEX on September 17, 1992.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PLC SYSTEMS INC., AMEX MARKET INDEX
AND COREDATA GROUP INDEX

ASSUMES $100 INVESTED ON DECEMBER 31, 1999
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDED DECEMBER 31, 2004

	1999	2000	2001	2002	2003	2004
PLC SYSTEMS INC.	100.00	31.25	30.00	29.00	58.00	39.50
AMEX MARKET INDEX	100.00	98.77	94.22	90.46	123.12	140.99
COREDATA GROUP INDEX	100.00	144.26	137.29	130.09	165.88	188.32

Certain Relationships and Related Transactions

        No executive officer, director, nominee for election as a director or 5% shareholder of PLC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since January 1, 2004 or in any proposed transaction which in either such case has materially affected or will materially affect PLC, except as described below.

  Edwards Agreements

        TMR Distribution Agreement.    On January 9, 2001, PLC entered into an exclusive distribution agreement with a subsidiary of Edwards, which currently owns in excess of 5% of PLC's outstanding common stock. Under this agreement, Edwards distributes PLC's CO2 TMR Heart Laser 2 System and all associated disposable components to cardiovascular clinicians and institutions throughout the United States. In February 2004, in conjunction with the signing of the Optiwave 980 System development and manufacturing agreement discussed below, PLC amended certain provisions of its TMR distribution agreement with Edwards. The initial term was extended from January 2006 to at least October 2017, and revenue sharing related to TMR disposable kits was modified such that PLC now receives 36.5% of the customer generated revenue on all TMR kits, down from PLC's previous 45% share. Edwards paid $4,533,333 to PLC for the modification of this sharing arrangement. All other terms of the original TMR distribution agreement with Edwards remained the same.

        Optiwave 980 System Development and Manufacturing Agreement.    In February 2004, PLC signed an agreement with Edwards to continue the ongoing product development and manufacturing of the Edwards Optiwave 980 surgical ablation system (the "Optiwave 980 System"). The Optiwave 980 System is a diode-based laser system designed to treat cardiac arrhythmias, or heart rhythm disorders.

        Under the terms of the agreement, after completion of development and an agreed upon transition period, PLC has the exclusive manufacturing rights to build the Optiwave 980 System and any other surgical products developed by Edwards for the treatment (including minimally invasive treatment) of atrial fibrillation and atrial flutter. Edwards is PLC's exclusive worldwide distributor for these surgical products and Edwards is prohibited from offering for sale any directly competitive surgical products without first offering such competitive products to PLC to manufacture.

        The initial term of the agreement continues, subject to certain cancellation provisions, for the enforceable life of the last to expire patent within Edwards intellectual property for these products, which presently is September 9, 2020. Any inventions developed by PLC under the agreement will be jointly owned.

        Edwards is responsible for the approval, funding and conduct of all clinical studies designed to obtain data in support of a product approval or clearance as required by the FDA or other regulatory authority. PLC is responsible for the research, development and manufacturing of certain identified surgical products under this agreement and is obligated to make available up to 10% of its trailing twelve-month revenues derived from products sold under the agreement for investment in the development of additional surgical products.

        PLC has an agreed upon sale price arrangement with Edwards for the Optiwave 980 laser. PLC has also entered into a revenue sharing agreement with Edwards as it respects the Optiwave 980 disposables. Edwards will initially retain 65% and PLC will receive 35% of all customer generated Optiwave 980 disposable revenue. PLC's transfer price on both the Optiwave 980 laser and Optiwave 980 disposables will be adjusted in the future in the event of product cost increases or decreases and, in the case of Optiwave 980 disposables, in the event of selling price increases or decreases.

        Edwards has the right to terminate the agreement prior to the expiration of the initial term upon written notice to PLC. In the event that Edwards terminates the agreement without cause, PLC will obtain an exclusive, irrevocable, worldwide, perpetual license to manufacture and sell the surgical products under the agreement, subject to a 10% royalty on net sales payable to Edwards. In the event that Edwards terminates the agreement other than for cause, then Edwards must pay PLC a termination fee of $2,000,000, in addition to granting PLC the rights to manufacture and sell the products as described in the prior sentence. Following the second anniversary of the agreement, Edwards has the right to terminate the agreement on 180 days notice without payment of the aforementioned fee.

        Shareholders Agreement.    PLC entered into a shareholders agreement with Edwards on January 9, 2001, which was also amended in February 2004. Under this agreement, so long as Edwards and its affiliates own at least 5% of PLC's common shares outstanding on a fully-diluted basis, Edwards shall be entitled to nominate a designee to the Board of Directors. Mr. Donald E. Bobo Jr. currently serves on the Board of Directors as the designee of Edwards.

        Under this agreement, until January 9, 2006, Edwards is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in any matter submitted to the shareholders; provided, however, that Edwards has sole discretion to vote its shares of PLC common stock in a vote regarding:

  (i)
  any merger, consolidation, acquisition or other business combination involving PLC in which PLC would not be the surviving corporation or as a result of which a majority of the outstanding common equity of PLC would be owned by another entity;

  (ii)
  any sale, lease, transfer or other disposition of the business operations of all or substantially all of the assets of PLC (on a consolidated basis); and

  (iii)
  any dissolution or complete liquidation or similar arrangement of PLC.

        Also pursuant to the shareholders agreement, Edwards has the right to participate in any future issuance by PLC of PLC common stock (or the rights to acquire PLC common stock or securities convertible into, or exchangeable for, PLC common stock). At Edwards' sole option, it may participate in any such future issuance by purchasing up to the number of shares of PLC common stock necessary to maintain its proportionate equity interest in PLC at that time. This right of Edwards does not apply to:

  (i)
  any issuance or sale pursuant to the exercise, conversion or exchange of any securities outstanding on the date of the shareholders agreement that are exercisable, convertible or exchangeable into PLC common stock;

  (ii)
  any issuance of PLC common stock as a stock dividend to holders of PLC common stock or upon any subdivision or combination of PLC common stock;

  (iii)
  any issuance or sale of PLC common stock in a public offering under the Securities Act of 1933, as amended (the "Securities Act");

  (iv)
  any issuance or sale pursuant to an employee stock option plan, stock purchase plan or similar benefit program, or any issuance or sale to directors, employees or consultants that does not exceed 20% in any five-year period (on a fully diluted basis) of PLC's equity shares outstanding on the date of the shareholders agreement; provided that if any employee is terminated and his or her options are terminated, the reissuance of such options shall not be counted in the 20% threshold; or

  (v)
  any issuance or sale as consideration for the acquisition by PLC or any of its affiliates of all or a part of another business or the merger of any business entity with or into PLC or any of its affiliates.

        Edwards also has certain registration rights under the shareholders agreement. Edwards may ask PLC to register its shares of PLC common stock under the Securities Act, and PLC must use its reasonable best efforts to register those shares. In addition, if PLC proposes at any time to register PLC common stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 or a similar form), it must offer Edwards the opportunity to register or distribute the PLC common stock held by Edwards.

  Rudko Loan

        Dr. Rudko, a director and the Chief Scientific Officer of PLC, has an outstanding loan from PLC that originated in 1991. In 1999, this loan was restructured to provide for interest from the inception of the loan to be calculated on the simple interest method at a rate of 6% per annum (a reduction of 2.65% from the original interest rate of this loan). During the fiscal year ended December 31, 2004, the largest outstanding loan balance was approximately $96,963, and, as of March 31, 2005, the outstanding loan balance was approximately $66,294. The loan does not have a due date, but may be repaid at anytime without penalty. In addition, to the extent that Dr. Rudko receives certain retention bonuses he may become entitled to under the terms of his current employment agreement with PLC, he is required to repay a portion of the then outstanding loan. See "Executive Compensation—Rudko Employment Agreement".

Board Recommendation

        The Board of Directors believes that the election of the nominees for Class III directors is in the best interest of PLC and its shareholders and recommends that the shareholders vote FOR this proposal.

ITEM NO. 2

APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

        On March 28, 2005, the Board of Directors of PLC adopted, subject to shareholder approval, the 2005 Stock Incentive Plan (the "2005 Plan").

        The 2005 Plan is intended to replace PLC's 1997 Executive Stock Option Plan, 2000 Equity Incentive Plan, 2000 Non-Statutory Stock Option Plan and 2000 Non-Qualified Performance and Retention Equity Plan (the "Previous Plans"), under which no further awards may be granted after the date that shareholder approval is obtained for the 2005 Plan.

Description of the 2005 Plan

        The following is a brief summary of the 2005 Plan, a copy of which is attached as Appendix A to this proxy statement.

  Types of Options

        The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code and non-statutory stock options (collectively, "Options"). Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Incentive stock options may not be granted at an exercise price that is less than 100% of the fair market value of the common stock on the date of grant and non-statutory stock options may not be granted at an exercise price that is less than 85% of the fair market value of the common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of PLC's voting power). Options may not be granted for a term in excess of ten years. The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, surrender of shares of PLC common stock, (iii) subject to certain conditions, delivery to PLC of a promissory note, (iv) any other lawful means determined by the Board of Directors, or (v) any combination of these forms of payment.

  Number of Options

        The number of Options that may be granted under the 2005 Plan is equal to 2,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events), plus (x) such number of shares as are available for grant under the Previous Plans on the date that shareholder approval is obtained for the 2005 Plan, and (y) such number of shares as may become available under the Previous Plans after the date that shareholder approval is obtained for the 2005 Plan because any award previously granted under any such plan expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any common stock not being issued, provided that the sum of (x) and (y) may not exceed 2,691,667. The maximum number of shares with respect to which Options may be granted to any participant under the 2005 Plan may not exceed 300,000 shares per calendar year.

        As of April 4, 2005, options to purchase 2,793,476 shares of common stock were outstanding under the Previous Plans and an additional 156,175 shares were reserved for future grants.

  Transferability of Options

        Except as the Board of Directors may otherwise determine or provide in an Option, Options may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Options are exercisable only by the Participant.

  Eligibility to Receive Options

        Employees, officers, directors, consultants and advisors of PLC and its subsidiaries and of other business ventures in which PLC has a controlling interest are eligible to be granted Options under the 2005 Plan. Under present law, however, incentive stock options may only be granted to employees of PLC and its subsidiaries.

  Plan Benefits

        As of April 4, 2005, approximately 37 persons were eligible to receive Options under the 2005 Plan, including PLC's five executive officers and five non-employee directors (excluding Mr. Bobo because he is a director as a result of PLC's transaction with Edwards). The granting of Options under the 2005 Plan is discretionary, and PLC cannot now determine the number or type of Options to be granted in the future to any particular person or group.

        On April 4, 2005, the last reported sale price of PLC's common stock on the American Stock Exchange was $0.52.

  Administration

        The 2005 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board of Directors may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to exercise all rights, authority and functions of the Board of Directors under the 2005 Plan.

        Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors, the Compensation Committee or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Options and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock for incentive stock options and 85% of fair market value of the common stock for non-statutory stock options) and (iii) the duration of options (which may not exceed 10 years).

        The Board of Directors is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Options to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of PLC with or into another entity as a result of which all of the common stock of PLC is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any exchange of all of the common stock of PLC for cash, securities or other property pursuant to a share exchange transaction or (iii) any liquidation or dissolution of PLC. In connection with a Reorganization Event, the Board of Directors or the Compensation Committee will take any one or more of the following actions as to all or any outstanding Options on such terms as the Board of Directors or the Committee determines: (i) provide that Options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Options will become realizable or deliverable, or restrictions applicable to an Option will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to an Option holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder's Options (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder's outstanding Options, in exchange for the termination of such Options, (v) provide that, in connection with a liquidation or dissolution of PLC, Options will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

        The Board of Directors or the Compensation Committee may at any time provide that any Option will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any Option expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Option will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Substitute Options

        In connection with a merger or consolidation of an entity with PLC or the acquisition by PLC of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the 2005 Plan. Substitute Options will not count against the 2005 Plan's overall share limit, except as may be required by the Code.

  Provisions for Foreign Participants

        The Board of Directors or the Compensation Committee may modify Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2005 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

  Amendment or Termination

        No Option may be made under the 2005 Plan after March 28, 2015, but Options previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan, provided that, to the extent required by Section 162(m) of the Code, no Option that is intended to comply with Section 162(m) after the date of such amendment may become exercisable, realizable or vested, as applicable to such Option, unless and until such amendment has been approved by PLC's shareholders if required by Section 162(m) (including the vote required under Section 162(m)), and provided further that, without approval of PLC's shareholders, no amendment may (i) increase the number of shares authorized under the 2005 Plan (other than pursuant to a change in capitalization or a reorganization event), (ii) materially increase the benefits provided under the 2005 Plan, (iii) materially expand the class of participants eligible to participate in the 2005 Plan, (iv) expand the types of Options provided under the 2005 Plan or (v) make any other changes that require shareholder approval under the rules of AMEX. In addition, if at any time the approval of PLC's shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board of Directors may not effect such modification or amendment without such approval. No Option will be made that is conditioned upon shareholder approval of any amendment to the Plan.

  Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Options granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Options are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Option will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Option is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by PLC or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Non-statutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Non-statutory Stock Options.    A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to PLC.    There will be no tax consequences to PLC, except that PLC will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the approval of the 2005 Stock Incentive Plan is in the best interest of PLC and its shareholders and recommends that the shareholders vote FOR this proposal.

ITEM NO. 3

RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

        On March 28, 2005, the Audit Committee of PLC's Board of Directors voted to appoint Vitale, Caturano & Company Ltd as PLC's registered public accounting firm for the fiscal year ending December 31, 2005. Under Yukon law, the appointment of an independent auditor is subject to shareholder approval, and accordingly, the Audit Committee's approval is subject to the receipt of such approval at this Meeting. On March 28, 2005, PLC informed its current registered public accounting firm, Ernst & Young LLP, that it expected to dismiss them effective upon the receipt of such approval. As a result of this notification, Ernst & Young LLP resigned immediately as PLC's independent auditors, whereupon Vitale, Caturano's appointment became effective, subject to shareholder approval at the Meeting. Ernst & Young LLP has been PLC's registered public accounting firm for the past five years and was first appointed and approved at an Annual General Meeting of Stockholders of PLC on June 14, 1996.

        During the two most recent fiscal years and any subsequent interim period prior to engaging Vitale, Caturano & Company Ltd, PLC did not consult Vitale, Caturano & Company Ltd regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on PLC's financial statements or on any matter that was the subject of a disagreement with Ernst & Young LLP or a reportable event as defined in applicable SEC rules.

        The reports of Ernst & Young LLP regarding PLC's financial statements for the fiscal years ended December 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2003 and 2004, and during the interim period ended March 28, 2005, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference thereto in its reports regarding PLC's financial statements for such years.

        Under Yukon law, the affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required to ratify the appointment of Vitale, Caturano & Co., Ltd. as PLC's registered public accounting firm. In the event of a negative vote, the Audit Committee will reconsider its selection. Representatives of Vitale, Caturano & Co., Ltd. are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Representatives of Ernst & Young LLP are not expected to be present at the Meeting.

Board Recommendation

        The Board of Directors believes that the selection of Vitale, Caturano & Co., Ltd. as PLC's registered public accounting firm for the fiscal year ending December 31, 2005 is in the best interest of PLC and its shareholders and recommends that the shareholders vote FOR this proposal.

OTHER MATTERS

        The Board of Directors does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by PLC. In addition to solicitations by mail, PLC's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and PLC will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on its review of copies of reports filed by all officers and directors of PLC who are persons required to file reports pursuant to Section 16(a) of the Exchange Act, or written representations from those reporting persons, PLC believes that during the fiscal year ended December 31, 2004 all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of PLC's proxy statement or annual report may have been sent to multiple shareholders in your household. PLC will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: PLC Systems Inc., Attention: James G. Thomasch, 10 Forge Park, Franklin, Massachusetts 02038, 508-541-8800. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact PLC at the above address and phone number.

Deadline for Submission of Shareholder Proposals for the 2006 Annual Meeting of Shareholders

        Proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by PLC no later than December 16, 2005 in order to be included in the proxy statement and form of proxy relating to that meeting.

        In addition, if PLC does not receive notice of a matter or proposal to be considered at the 2006 Annual Meeting of Shareholders by March 3, 2006, persons appointed by the Board of Directors will be allowed to use their discretionary voting authority with respect to such action or proposal that is raised at the 2006 Annual Meeting of Shareholders.

        THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By order of the Board of Directors, Mark R. Tauscher President, Chief Executive Officer and Director

Franklin, Massachusetts
April 15, 2005

Appendix A

PLC SYSTEMS INC.
2005 STOCK INCENTIVE PLAN

1. Purpose

        The purpose of this 2005 Stock Incentive Plan (the "Plan") of PLC Systems Inc., a Yukon Territory corporation (the "Company"), is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2. Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to receive options to purchase common stock (each, an "Option") under the Plan. Each person who receives an Option under the Plan is deemed a "Participant."

3. Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Options to be granted by such officers (including the exercise price of such Options, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Options that the officers may grant; provided further, however, that no officer shall be authorized to grant Options to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Options

        (a)    Number of Shares.    Subject to adjustment under Section 6, Options may be made under the Plan for up to 2,000,000 shares of common stock, no par value per share, of the Company (the "Common Stock"), plus (x) such number of shares as are available for grant under the Company's 1997 Executive Stock Option Plan, 2000 Equity Incentive Plan, 2000 Non-Statutory Stock Option Plan and 2000 Non-Qualified Performance and Retention Equity Plan (collectively, the "Previous Plans") on the date that shareholder approval is obtained for this Plan (the "Shareholder Approval Date"), under which Previous Plans no further awards may be granted after the Shareholder Approval Date, and (y) such number of shares as may become available under the Previous Plans because any award previously granted under any such plan expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such previously-granted award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such previously-granted award shall again be available for the grant of Options under the Plan, provided that the sum of (x) and (y) shall not exceed 2,691,667 shares. If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Option being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Option shall be added to the number of shares of Common Stock available for the grant of Options under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)    Section 162(m) Per-Participant Limit.    The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant under the Plan shall be 300,000 per calendar year. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

5. Stock Options

        (a)    General.    The Board may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Non-statutory Stock Option."

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of PLC Systems Inc., any of PLC Systems Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 7(f), including without limitation the conversion of an Incentive Stock Option to a Non-statutory Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price of Incentive Stock Options shall be not less than 100% of the Fair Market Value (as defined below) at the time the

Option is granted and that the exercise price of Non-statutory Stock Options shall be not less than 85% of the Fair Market Value at the time the Option is granted.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company's obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)   by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. Adjustments for Changes in Common Stock and Certain Other Events.

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the limit set forth in Section 4(b), and (iii) the number and class of securities and exercise price per share of each outstanding

Option, shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent determined by the Board.

        (b)    Reorganization Events.

          (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

          (2)    Consequences of a Reorganization Event on Options.    In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Options on such terms as the Board determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Options or other unexercised Options shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Options shall become realizable or deliverable, or restrictions applicable to an Option shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Options or other Options (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Options, in exchange for the termination of such Options or other Options, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

        For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

        To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

7. General Provisions Applicable to Options

        (a)    Transferability of Options.    Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Option shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Option may be made alone or in addition or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Option.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Option to such Participant. If provided for in an Option or approved by the Company, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Option.    The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-statutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Option shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8. Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

        (b)    No Rights As Shareholder.    Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Option may be granted unless and until the Plan has been approved by the Company's shareholders. No Options shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the Shareholder Approval Date, but Options previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m), no Option granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Option, unless and until such amendment shall have been approved by the Company's shareholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company's shareholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 6), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Options provided under the Plan or (v) make any other changes that require shareholder approval under the rules of the American Stock Exchange. In addition, if at any time the approval of the Company's shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Option shall be made that is conditioned upon shareholder approval of any amendment to the Plan.

        (e)    Provisions for Foreign Participants.    The Board may modify Options or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        (f)    Compliance with Code Section 409A.    No Option shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Option is not intended to comply with Section 409A of the Code.

        (g)    Governing Law.    The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

DETACH PROXY CARD HERE

PROXY

PLC SYSTEMS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS

2005 Annual Meeting of Shareholders—May 18, 2005

        THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Shareholders and Proxy Statement dated April 15, 2005 in connection with the 2005 Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m., local time, on Wednesday, May 18, 2005 at the offices of PLC Systems Inc. (the "Company"), 10 Forge Park, Franklin, Massachusetts 02038 and hereby appoint(s) Mark R. Tauscher and James G. Thomasch, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the Meeting and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, the proxies will vote FOR the election of the director nominees and FOR proposals 2 and 3.

        The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by identifying such individual in the following space.

Please vote, date and sign on other side and return promptly in enclosed envelope.
(See reverse side)

PLC SYSTEMS INC.

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

The Board of Directors recommends a vote FOR the director nominees and FOR proposals 2 and 3.

1.
Election of Class III directors (or if a nominee is not available for election, such substitute as the Board of Directors may designate).

Nominees:        Kevin J. Dunn        Brent Norton, M.D.

ELECTION OF DIRECTORS	☐	FOR all nominees (except as indicated to the contrary—see INSTRUCTIONS below)	☐	WITHHELD from all nominees

INSTRUCTIONS: To withhold authority to vote for an individual nominee, strike a line through such nominee's name. Your shares will be voted for the remaining nominee.

2.
Approval of the 2005 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
Approval of the selection of Vitale, Caturano & Co., Ltd. as the Company's registered public accounting firm for the fiscal year ending December 31, 2005 and to authorize the Audit Committee of the Board of Directors to fix the remuneration to be paid to the auditors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign this proxy card exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If this proxy card is not dated in the space provided below, it will be deemed to bear the date on which the Board of Directors mailed it.
Signature:	Date:

Signature:	Date:

QuickLinks

PROXY STATEMENT
ITEM NO. 1 ELECTION OF DIRECTORS
ITEM NO. 2 APPROVAL OF THE 2005 STOCK INCENTIVE PLAN
ITEM NO. 3 RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS